Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$19,053,000.00	100.00%	$19,053,000.00	$1,063.16

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $30,822.33 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $1,063.16 registration fee for this offering, $29,759.17 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 398 dated May 29, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$8,531,000.00 15.00% Enhanced Yield Securities linked to the common stock of Alcoa Inc. due December 10, 2009

$6,593,000.00 13.00% Enhanced Yield Securities linked to the common stock of Chesapeake Energy Corporation due December 10, 2009

$1,445,000.00 10.50% Enhanced Yield Securities linked to the common stock of E. I. du Pont de Nemours and Company due December 10, 2009

$2,484,000.00 13.00% Enhanced Yield Securities linked to the common stock of Freeport-McMoRan Copper & Gold Inc. due December 10, 2009

Offering Information

Offerings:

This pricing supplement relates to four separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
	Alcoa Inc.	013817101	NYSE	AA
	Chesapeake Energy Corporation	165167107	NYSE	CHK
	E. I. du Pont de Nemours and Company	263534109	NYSE	DD
	Freeport-McMoRan Copper & Gold Inc.	35671D857	NYSE	FCX

Agent:	Wachovia Capital Markets, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Alcoa Inc.		December 10, 2009
	Securities linked to Chesapeake Energy Corporation		December 10, 2009
	Securities linked to E. I. du Pont de Nemours and Company		December 10, 2009
	Securities linked to Freeport-McMoRan Copper & Gold Inc.		December 10, 2009

Valuation Date: (as further described in product supplement no. 2)	Securities linked to Alcoa Inc.		December 3, 2009
	Securities linked to Chesapeake Energy Corporation		December 3, 2009
	Securities linked to E. I. du Pont de Nemours and Company		December 3, 2009
	Securities linked to Freeport-McMoRan Copper & Gold Inc.		December 3, 2009

Interest:	Securities linked to Alcoa Inc.,15.00% per annum, payable monthly.

	Securities linked to Chesapeake Energy Corporation, 13.00% per annum, payable monthly.

	Securities linked to E. I. du Pont de Nemours and Company, 10.50% per annum, payable monthly.

	Securities linked to Freeport-McMoRan Copper & Gold Inc.,13.00% per annum, payable monthly.

Interest Payment Dates:	Securities linked to Alcoa Inc.	10th of each month, starting July 10, 2009
	Securities linked to Chesapeake Energy Corporation	10th of each month, starting July 10, 2009
	Securities linked to E. I. du Pont de Nemours and Company	10th of each month, starting July 10, 2009
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	10th of each month, starting July 10, 2009

Initial Stock Price:	Securities linked to Alcoa Inc.	$ 9.22
	Securities linked to Chesapeake Energy Corporation	$22.66
	Securities linked to E. I. du Pont de Nemours and Company	$28.47
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	$54.43

Knock-in Price:

Securities linked to Alcoa Inc.:
$5.532, the price that is 40.00% below the initial stock price.

Securities linked to Chesapeake Energy Corporation:
$13.596, the price that is 40.00% below the initial stock price.

Securities linked to E. I. du Pont de Nemours and Company:
$19.929, the price that is 30.00% below the initial stock price.

Securities linked to Freeport-McMoRan Copper & Gold Inc.:
$32.658, the price that is 40.00% below the initial stock price.

Share Amount:	Securities linked to Alcoa Inc.	108.4599
	Securities linked to Chesapeake Energy Corporation	44.1306
	Securities linked to E. I. du Pont de Nemours and Company	35.1247
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	18.3722

Exchange Listing:	None

Trade Date:	May 29, 2009

Original Issue Date:	June 3, 2009

CUSIP Number:		CUSIP No.
	Securities linked to Alcoa Inc.	282645PT1
	Securities linked to Chesapeake Energy Corporation	282645PW4
	Securities linked to E. I. du Pont de Nemours and Company	282645PU8
	Securities linked to Freeport-McMoRan Copper & Gold Inc.	282645PV6

Securities linked to Alcoa Inc	Per Security	Total
Public Offering Price	$8,531,000.00	100.00%
Underwriting Discount and Commission	$106,637.50	1.25%
Proceeds to Eksportfinans ASA	$8,424,362.50	98.75%

Securities linked to Chesapeake Energy Corporation	Per Security	Total
Public Offering Price	$6,593,000.00	100.00%
Underwriting Discount and Commission	$82,412.50	1.25%
Proceeds to Eksportfinans ASA	$6,510,587.50	98.75%

Securities linked to E. I. du Pont de Nemours and Company	Per Security	Total
Public Offering Price	$1,445,000.00	100.00%
Underwriting Discount and Commission	$18,062.50	1.25%
Proceeds to Eksportfinans ASA	$1,426,937.50	98.75%

Securities linked to Freeport-McMoRan Copper & Gold Inc	Per Security	Total
Public Offering Price	$2,484,000.00	100.00%
Underwriting Discount and Commission	$31,050.00	1.25%
Proceeds to Eksportfinans ASA	$2,452,950.00	98.75%

Additional terms specific to the securities

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 2 and this pricing supplement if you so request by calling toll-free 1-888-215-4145 or 1-212-214-6282.

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wachovia Capital Markets, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wachovia Capital Markets, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wachovia Capital Markets, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wachovia Capital Markets, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Alcoa Inc.

     The examples are based on the following hypothetical terms:

  an initial stock price of $9.22;

  a knock-in price of $5.532;

  an interest rate of 15.00%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$4.61	-50%	-42.21%	$577.92	-	-
$5.07	-45%	-37.21%	$627.92	-	-
$5.53	-40%	-32.21%	$677.92	-	-
$5.99	-35%	-27.21%	$727.92	7.79%	$1,077.92
$6.45	-30%	-22.21%	$777.92	7.79%	$1,077.92
$6.92	-25%	-17.21%	$827.92	7.79%	$1,077.92
$7.38	-20%	-12.21%	$877.92	7.79%	$1,077.92
$7.84	-15%	-7.21%	$927.92	7.79%	$1,077.92
$8.30	-10%	-2.21%	$977.92	7.79%	$1,077.92
$8.76	-5%	2.79%	$1,027.92	7.79%	$1,077.92
$9.22	0%	7.79%	$1,077.92	7.79%	$1,077.92
$9.68	5%	7.79%	$1,077.92	7.79%	$1,077.92
$10.14	10%	7.79%	$1,077.92	7.79%	$1,077.92
$10.60	15%	7.79%	$1,077.92	7.79%	$1,077.92
$11.06	20%	7.79%	$1,077.92	7.79%	$1,077.92
$11.53	25%	7.79%	$1,077.92	7.79%	$1,077.92
$11.99	30%	7.79%	$1,077.92	7.79%	$1,077.92
$12.45	35%	7.79%	$1,077.92	7.79%	$1,077.92
$12.91	40%	7.79%	$1,077.92	7.79%	$1,077.92
$13.37	45%	7.79%	$1,077.92	7.79%	$1,077.92
$13.83	50%	7.79%	$1,077.92	7.79%	$1,077.92

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 187-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 15.00% Enhanced Yield Securities vs. Alcoa Inc.*

* Based on an interest rate of 15.00% per annum and a 187-day term.

Securities linked to Chesapeake Energy Corporation

     The examples are based on the following hypothetical terms:

  an initial stock price of $22.66;

  a knock-in price of $13.596;

  an interest rate of 13.00%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$11.33	-50%	-43.25%	$567.53	-	-
$12.46	-45%	-38.25%	$617.53	-	-
$13.60	-40%	-33.25%	$667.53	-	-
$14.73	-35%	-28.25%	$717.53	6.75%	$1,067.53
$15.86	-30%	-23.25%	$767.53	6.75%	$1,067.53
$17.00	-25%	-18.25%	$817.53	6.75%	$1,067.53
$18.13	-20%	-13.25%	$867.53	6.75%	$1,067.53
$19.26	-15%	-8.25%	$917.53	6.75%	$1,067.53
$20.39	-10%	-3.25%	$967.53	6.75%	$1,067.53
$21.53	-5%	1.75%	$1,017.53	6.75%	$1,067.53
$22.66	0%	6.75%	$1,067.53	6.75%	$1,067.53
$23.79	5%	6.75%	$1,067.53	6.75%	$1,067.53
$24.93	10%	6.75%	$1,067.53	6.75%	$1,067.53
$26.06	15%	6.75%	$1,067.53	6.75%	$1,067.53
$27.19	20%	6.75%	$1,067.53	6.75%	$1,067.53
$28.33	25%	6.75%	$1,067.53	6.75%	$1,067.53
$29.46	30%	6.75%	$1,067.53	6.75%	$1,067.53
$30.59	35%	6.75%	$1,067.53	6.75%	$1,067.53
$31.72	40%	6.75%	$1,067.53	6.75%	$1,067.53
$32.86	45%	6.75%	$1,067.53	6.75%	$1,067.53
$33.99	50%	6.75%	$1,067.53	6.75%	$1,067.53

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 187-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.00 % Enhanced Yield Securities vs. Chesapeake Energy Corporation*

* Based on an interest rate of 13.00% per annum and a 187-day term.

Securities linked to E. I. du Pont de Nemours and Company

     The examples are based on the following hypothetical terms:

  an initial stock price of $28.47;

  a knock-in price of $19.929;

  an interest rate of 10.50%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$14.24	-50%	-44.55%	$554.54	-	-
$15.66	-45%	-39.55%	$604.54	-	-
$17.08	-40%	-34.55%	$654.54	-	-
$18.51	-35%	-29.55%	$704.54	-	-
$19.93	-30%	-24.55%	$754.54	-	-
$21.35	-25%	-19.55%	$804.54	5.45%	$1,054.54
$22.78	-20%	-14.55%	$854.54	5.45%	$1,054.54
$24.20	-15%	-9.55%	$904.54	5.45%	$1,054.54
$25.62	-10%	-4.55%	$954.54	5.45%	$1,054.54
$27.05	-5%	0.45%	$1,004.54	5.45%	$1,054.54
$28.47	0%	5.45%	$1,054.54	5.45%	$1,054.54
$29.89	5%	5.45%	$1,054.54	5.45%	$1,054.54
$31.32	10%	5.45%	$1,054.54	5.45%	$1,054.54
$32.74	15%	5.45%	$1,054.54	5.45%	$1,054.54
$34.16	20%	5.45%	$1,054.54	5.45%	$1,054.54
$35.59	25%	5.45%	$1,054.54	5.45%	$1,054.54
$37.01	30%	5.45%	$1,054.54	5.45%	$1,054.54
$38.43	35%	5.45%	$1,054.54	5.45%	$1,054.54
$39.86	40%	5.45%	$1,054.54	5.45%	$1,054.54
$41.28	45%	5.45%	$1,054.54	5.45%	$1,054.54
$42.71	50%	5.45%	$1,054.54	5.45%	$1,054.54

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 187-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.50% Enhanced Yield Securities vs. E. I. du Pont de Nemours and Company*

=

* Based on an interest rate of 10.50% per annum and a 187-day term.

Securities linked to Freeport-McMoRan Copper & Gold Inc.

     The examples are based on the following hypothetical terms:

  an initial stock price of $54.43

  a knock-in price of $32.658;

  an interest rate of 13.00%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$27.22	-50%	-43.25%	$567.53	-	-
$29.94	-45%	-38.25%	$617.53	-	-
$32.66	-40%	-33.25%	$667.53	-	-
$35.38	-35%	-28.25%	$717.53	6.75%	$1,067.53
$38.10	-30%	-23.25%	$767.53	6.75%	$1,067.53
$40.82	-25%	-18.25%	$817.53	6.75%	$1,067.53
$43.54	-20%	-13.25%	$867.53	6.75%	$1,067.53
$46.27	-15%	-8.25%	$917.53	6.75%	$1,067.53
$48.99	-10%	-3.25%	$967.53	6.75%	$1,067.53
$51.71	-5%	1.75%	$1,017.53	6.75%	$1,067.53
$54.43	0%	6.75%	$1,067.53	6.75%	$1,067.53
$57.15	5%	6.75%	$1,067.53	6.75%	$1,067.53
$59.87	10%	6.75%	$1,067.53	6.75%	$1,067.53
$62.59	15%	6.75%	$1,067.53	6.75%	$1,067.53
$65.32	20%	6.75%	$1,067.53	6.75%	$1,067.53
$68.04	25%	6.75%	$1,067.53	6.75%	$1,067.53
$70.76	30%	6.75%	$1,067.53	6.75%	$1,067.53
$73.48	35%	6.75%	$1,067.53	6.75%	$1,067.53
$76.20	40%	6.75%	$1,067.53	6.75%	$1,067.53
$78.92	45%	6.75%	$1,067.53	6.75%	$1,067.53
$81.65	50%	6.75%	$1,067.53	6.75%	$1,067.53

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 187-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.00% Enhanced Yield Securities vs. Freeport-McMoRan Copper & Gold Inc.*

• Based on an interest rate of 13.00% per annum and a 187-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wachovia Capital Markets, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     Alcoa Inc. is the world leader in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Information filed with the SEC by Alcoa Inc. under the Exchange Act can be located by reference to SEC file number 001-03610.

     Chesapeake Energy Corporation is the largest independent producer of natural gas in the United States. Chesapeake Energy Corporation owns interests in approximately 41,200 producing oil and natural gas wells that are currently producing approximately 2.3 billion cubic feet equivalent per day, 92% of which is natural gas. Chesapeake Energy Corporation's strategy is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S. Information filed with the SEC by Chesapeake Energy Corporation under the Exchange Act can be located by reference to SEC file number 001-13726.

     E. I. du Pont de Nemours and Company is a world leader in science and innovation across a range of disciplines, including agriculture and industrial biotechnology, chemistry, biology, materials science and manufacturing. The company operates globally and offers a wide range of innovative products and services for markets including agriculture and food, building and construction, electronics and communications, general industrial, and transportation. Information filed with the SEC by E. I. du Pont de Nemours and Company, under the Exchange Act can be located by reference to SEC file number 001-00815.

     Freeport-McMoRan Copper & Gold Inc. is a leading international mining company with headquarters in Phoenix, Arizona. The company is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. Information filed with the SEC by Freeport-McMoRan Copper & Gold Inc. under the Exchange Act can be located by reference to SEC file number 001-11307-01.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007 and 2008, the first quarter of 2009, and the period from April 1, 2009 to May 29, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Alcoa Inc.

Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Quarter- End Closing Price
1/1/2004	3/31/2004	39.20	32.63	34.69
4/1/2004	6/30/2004	36.56	28.53	33.03
7/1/2004	9/30/2004	33.68	29.51	33.59
10/1/2004	12/31/2004	34.98	30.65	31.42
1/1/2005	3/31/2005	32.29	28.30	30.39
4/1/2005	6/30/2005	31.79	25.92	26.13
7/1/2005	9/30/2005	29.98	23.99	24.42
10/1/2005	12/31/2005	29.84	22.29	29.57
1/1/2006	3/31/2006	32.19	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/30/2006	34.00	26.60	28.04
10/1/2006	12/31/2006	31.30	26.39	30.01
1/1/2007	3/31/2007	36.05	28.09	33.90
4/1/2007	6/30/2007	42.90	33.63	40.53
7/1/2007	9/30/2007	48.77	30.25	39.12
10/1/2007	12/31/2007	40.70	33.22	36.55
1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.3	6.82	11.26
1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	5/29/2009	10.98	7.04	9.22

Chesapeake Energy Corporation

Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Quarter- End Closing Price
1/1/2004	3/31/2004	13.98	11.71	13.40
4/1/2004	6/30/2004	15.05	12.69	14.72
7/1/2004	9/30/2004	16.24	13.69	15.83
10/1/2004	12/31/2004	18.31	15.18	16.50
1/1/2005	3/31/2005	23.64	15.06	21.94
4/1/2005	6/30/2005	23.98	17.85	22.80
7/1/2005	9/30/2005	38.98	22.90	38.25
10/1/2005	12/31/2005	40.01	26.62	31.73
1/1/2006	3/31/2006	35.57	27.80	31.41
4/1/2006	6/30/2006	33.75	26.81	30.25
7/1/2006	9/30/2006	33.76	28.07	28.98
10/1/2006	12/31/2006	34.27	27.92	29.05
1/1/2007	3/31/2007	31.83	27.27	30.88
4/1/2007	6/30/2007	37.75	30.88	34.60
7/1/2007	9/30/2007	37.15	31.38	35.26
10/1/2007	12/31/2007	41.19	35.25	39.20
1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17
1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	5/29/2009	24.25	16.45	22.66

	E. I. du Pont de Nemours and Company

Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Quarter- End Closing Price
1/1/2004	3/31/2004	46.25	40.46	42.22
4/1/2004	6/30/2004	45.20	40.84	44.42
7/1/2004	9/30/2004	44.78	39.89	42.80
10/1/2004	12/31/2004	49.39	41.00	49.05
1/1/2005	3/31/2005	54.90	46.01	51.24
4/1/2005	6/30/2005	51.88	42.76	43.01
7/1/2005	9/30/2005	44.75	37.88	39.17
10/1/2005	12/31/2005	43.80	37.60	42.50
1/1/2006	3/31/2006	43.47	38.52	42.21
4/1/2006	6/30/2006	45.75	39.53	41.60
7/1/2006	9/30/2006	43.49	38.90	42.84
10/1/2006	12/31/2006	49.68	42.48	48.71
1/1/2007	3/31/2007	53.67	47.58	49.43
4/1/2007	6/30/2007	37.75	30.88	34.60
7/1/2007	9/30/2007	53.48	45.75	49.56
10/1/2007	12/31/2007	50.42	42.25	44.09
1/1/2008	3/31/2008	48.07	41.26	46.76
4/1/2008	6/30/2008	52.34	42.36	42.89
7/1/2008	9/30/2008	48.22	39.45	40.30
10/1/2008	12/31/2008	41.15	21.33	25.30
1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	5/29/2009	29.65	21.62	28.47

	Freeport-McMoRan Copper & Gold Inc.

Quarter-Start Date	Quarter- End Date	High Intra-Day Price	Low Intra-Day Price	Quarter- End Closing Price
1/1/2004	3/31/2004	40.46	31.63	35.22
4/1/2004	6/30/2004	35.91	25.16	29.87
7/1/2004	9/30/2004	37.96	28.42	36.49
10/1/2004	12/31/2004	38.34	30.62	34.68
1/1/2005	3/31/2005	39.82	31.86	36.37
4/1/2005	6/30/2005	37.02	28.94	34.38
7/1/2005	9/30/2005	45.95	34.09	45.13
10/1/2005	12/31/2005	52.34	40.68	50.43
1/1/2006	3/31/2006	60.92	44.16	56.59
4/1/2006	6/30/2006	68.36	41.46	53.30
7/1/2006	9/30/2006	59.92	45.77	51.96
10/1/2006	12/31/2006	62.14	46.44	55.73
1/1/2007	3/31/2007	67.19	48.98	66.19
4/1/2007	6/30/2007	85.50	65.62	82.82
7/1/2007	9/30/2007	110.48	67.08	104.89
10/1/2007	12/31/2007	120.20	85.71	102.44
1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.2	15.7	24.44
1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	5/29/2009	54.45	36.60	54.43

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Alcoa Inc.	0.485%	14.516%
Securities linked to Chesapeake Energy Corporation	0.485%	12.516%
Securities linked to E. I. du Pont de Nemours and Company	0.485%	10.016%
Securities linked to Freeport-McMoRan Copper & Gold Inc.	0.485%	12.516%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wachovia Capital Markets, LLC (the agent) as principal, pursuant to terms agreements dated as of May 29, 2009 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.